Independent Auditors' Consent
To the Shareholders and Trustees of
Smith Barney Income Funds


We Consent to the use of our reports with respect to the Funds listed below of Smith Barney Income Funds, incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights in the Prospectuses of the Funds listed below and "Independent Auditors" in the Statement of Additional Information.

Fund                                  Date of Report

Convertible Fund	                                      September 23, 1996
High Income Fund                                     September 23, 1996
Diversified Strategic Income Fund             September 23, 1996
Exchange Reserve Fund                            September 23, 1996
Tax-Exempt Fund                                      September 23, 1996
Premium Total Return Fund                       September 23, 1996
Utilities Fund                                              September 23, 1996


KPMG Peat Marwick LLP
New York, New York
November 27, 1996